Exhibit 23.2
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We consent to the use in this Form S-1 Registration Statement of our report dated February 8, 2010, relating to our audits of financial statements appearing in the Prospectus which is a part of the Registration Statement. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.
/S/ TRIPP, CHAFIN & COMPANY, LLC
Marietta, Georgia
March 30, 2010